                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

                              DCB FINANCIAL CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                               DCB FINANCIAL CORP
                              110 Riverbend Avenue
                            Lewis Center, Ohio 43035


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  May 22, 2002


TO THE SHAREHOLDERS OF DCB FINANCIAL CORP:

You are hereby notified that the annual meeting of the shareholders of DCB Financial Corp (the "Company") will be held on May 22, 2002, at 4:00 P.M. at the Delaware County Bank & Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, for the purpose of considering and acting upon the following:

  1. To elect Class III directors to hold office until the expiration of their terms (3 years) expiring at the Annual Meeting in 2005, or until their successors shall be duly elected and qualified, and

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed March 31, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting. As of the record date there were 4,178,200 shares of the Company's no par value common stock outstanding. The stock transfer books of the Company will not be closed prior to the meeting.

A copy of the Company's Annual Report, which includes the Company's audited Balance Sheets as of December 31, 2001, and 2000, the related audited Statements of Income, Statements of Changes in Shareholders' Equity, and Statements of Cash Flows for each of the three years ended December 31, 2001, is enclosed.

                                     By the order of the Board of Directors



                                     Larry D. Coburn, President

April 15, 2002

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR EXECUTED PROXY AT ANY TIME BEFORE IT IS EXERCISED AT THE ANNUAL MEETING OF SHAREHOLDERS BY NOTIFYING THE CHAIRMAN OF THE MEETING OR THE SECRETARY OF THE COMPANY AT, OR PRIOR TO THE MEETING, OF YOUR INTENTION. IF YOUR STOCK IS HELD IN MORE THAN ONE (1) NAME, ALL PARTIES MUST SIGN THE PROXY FORM.

                                 PROXY STATEMENT


                               GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation, by the Board of Directors of DCB Financial Corp, 110 Riverbend Avenue, Lewis Center, Ohio 43035, (740) 657-7000, of proxies to be voted at the annual meeting of the shareholders of DCB Financial Corp to be held on May 22, 2002, at 4:00 P.M. at the Delaware County Bank & Trust Company Corporate Center (110 Riverbend Avenue), Lewis Center, Ohio, in accordance with the foregoing notice.

DCB Financial Corp is a financial services holding company. DCB Financial Corp is at times hereinafter referred to as the "Company".

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company. All costs associated with the solicitation will be borne by the Company. The Company does not intend to solicit proxies other than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The proxy materials are first being mailed to shareholders on April 15, 2002.

Any shareholder executing a proxy has the right to revoke it by the execution of a subsequently dated proxy, by written notice delivered to the Secretary of the Company prior to the exercise of the proxy or in person by voting at the meeting. The shares will be voted in accordance with the direction of the shareholder as specified on the proxy. In the absence of instruction, the proxy will be voted "FOR" the election of the nominees listed in this Proxy Statement.


                        VOTING SECURITIES AND PROCEDURES
Only shareholders of record at the close of business on March 31, 2002, will be eligible to vote at the Annual Meeting or any adjournment thereof. As of March 31, 2002, the Company had outstanding 4,178,200 shares of no par value common stock. Shareholders are entitled to one vote for each share of common stock owned as of the record date.

The presence in person or by proxy of a majority of the outstanding shares of common stock of the company entitled to vote at the meeting will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

The four nominees for director who receive the largest number of votes cast "For" will be elected as directors. Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on the outcome of the election.

Shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate. Shareholders may exercise cumulative voting rights at the annual meeting if any shareholder gives at least 48 hours prior written notice to the President, a Vice President or Secretary of the Company that cumulative voting is desired and an announcement of that notice is made at the beginning of the meeting. The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

All Directors and Executive Officers of the Company as a group (comprised of 19 individuals), beneficially held 302,014 shares of the Company's common stock as of February 28, 2002, representing 7.23 percent of the outstanding common stock of the Company.



                                       2.

                PROPOSAL #1 ELECTION OF DIRECTORS AND INFORMATION
                     WITH RESPECT TO DIRECTORS AND OFFICERS
At the annual meeting four (4) Directors will be elected to a three-year term expiring at the annual meeting in 2005.

The Code of Regulations for the Company provides that the Directors shall be divided into three Classes, as nearly equal in number as possible. The number of Directors and year of term expiration for each Class is as follows:

            Class I        3 Directors          Term Expiration 2003
            Class II       5 Directors          Term Expiration 2004
            Class III      4 Directors          Term Expiration 2005

The Board has nominated the following individuals to serve as nominees for election as Class III Directors for terms expiring at the Annual Meeting in 2005. Information regarding these nominees is set forth as follows:

                             Director
  Name                  Age  Since (*)  Occupation During Past Five Years

  Jerome J. Harmeyer    62     1990     President, Fisher Cast Steel
  Vicki J. Lewis        47     1997     Vice President, Grady Memorial Hospital
  William R. Oberfield  47     1993     President, Oberfield's Concrete Products
  Adam Stevenson        62     2001     Retired Plant Manager, PPG Industries

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                   THE ELECTION OF THE NOMINEES NAMED HEREIN.

The following table sets forth certain information with respect to the Class I and II Directors of DCB Financial Corp:

                             Director
  Name                 Age   Since (*)   Occupation During Past Five Years

  C. William Bonner    67      1988      Real Estate Developer
  Larry D. Coburn      54      1995      President & CEO, Delaware County Bank
                                           & Trust
  Merrill L. Kaufman   67      1988      President, Peoples Store, Inc.
  Terry M. Kramer      55      1992      President, Kramer Exploration
  G. William Parker    67      1976      Retired Surgeon
  Thomas T. Porter     68      1990      President, Garth's Auctions
  Edward Powers        56      1984      President, R. B. Powers and Company
  Gary M. Skinner      58      1996      President, Hardscrabble Farms

  The following table sets forth certain information with respect to the executive officers of DCB Financial Corp

                             Officer     Positions and Offices Held With Company
  Name                 Age   Since (*)   & Occupation Held Past Five Years

  Larry D. Coburn      54      1995      President and Chief Executive Officer
  David G. Bernon      57      1991      Sr. VP, Lending & Branch Divisions;
                                           VP Lending
  Donald R. Blackburn  58      1988      VP, Customer Relations; VP, Branch
                                           Administration
  Brian E. Stanfill    43      1998      VP, Operations; Delaware County
                                           Administrator prior to 1998
  John E. Taylor       56      1994      VP, Retail Administration; VP, Regional
                                           Administrator
  John A. Ustaszewski  36      2001      VP & CFO; VP & Risk Manager,
                                           Corporate One prior to 2001
  Thomas R. Whitney    53      1996      VP and Senior Trust Officer,
                                           Trust Department
  Donna R. Warbel      37      1995      VP, Human Resources; Human Resources
                                           Officer

(*)Service includes the time served as a Director or Officer of The Delaware
   County Bank and Trust Company



                                       3.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table below sets forth the number and percentage of shares of common stock owned by the Directors and Executive Officers of the Company. Each of the persons named in the following table possesses sole voting and investment power, except as otherwise shown in the footnotes to the following table. As of the date of this Proxy Statement, management is not aware of any person who beneficially owns five percent or more of the Company's common stock.

                                             Amount and Nature
                                          of Beneficial Ownership
  Name                                       February 28, 2002        Percentage

  Larry D. Coburn, Director & CEO                  10,281                 (*)
  William R. Oberfield, Director                   19,523 (1)             (*)
  G. William Parker, Director                      27,118                 (*)
  Gary M. Skinner, Director                        18,575 (2)             (*)
  C. William Bonner, Director                      12,600 (3)             (*)
  Merrill L. Kaufman, Director                     21,570 (4)             (*)
  Terry M. Kramer, Director                        49,190 (5)            1.17%
  Thomas T. Porter, Director                       16,403 (6)             (*)
  Edward Powers, Director                          20,040                 (*)
  Jerome J. Harmeyer, Director                     52,833 (7)            1.27%
  Vicki J. Lewis, Director                         16,229 (8)             (*)
  Adam Stevenson, Director                            531
  David G. Bernon, Executive Officer                5,272                 (*)
  Thomas R. Whitney, Executive Officer             10,608 (9)             (*)
  All directors, nominees and executive
     officers as a group (19 in number)           302,014                7.23%

  (*)Ownership is less than 1%

  (1) Includes beneficial ownership of 5,235 shares owned by spouse and spouse's IRA.
  (2) Includes beneficial ownership of 8,636 shares owned jointly with spouse and 72 shares owned by spouse.
  (3) Includes beneficial ownership of 12,100 shares in ABL Group, Ltd.
  (4) Includes beneficial ownership of 9,140 shares owned jointly with spouse.
  (5) Includes beneficial ownership of 23,420 shares owned by his spouse.
  (6) Includes beneficial ownership of 900 shares owned by spouse and 13,103 shares owned by director's company, Garth's Auctions, Inc.
  (7) Includes 1,144 shares owned jointly with spouse and 43,639 shares owned by spouse and spouse's IRA.
  (8) Includes beneficial ownership of 15,700 shares owned by spouse.
  (9) Includes beneficial ownership of 540 shares which are subject to shared voting and investment power with his spouse.



                                       4.

              COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS
The Board of Directors conducts its business through meetings of the Board and through its committees. The Board of Directors of the Company has appointed and maintains an Audit Committee, Salary Committee and Nominating Committee.

The Audit Committee reviews with the Company's independent auditors, the audit plan, the scope and results of their audit engagement and the accompanying management letter, if any; reviews the scope and results of the Company's internal auditing procedures; consults with the independent auditors and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent auditors; reviews the independence of the independent auditors; and reviews the range of the independent auditors' audit and nonaudit fees. The Audit Committee is comprised of Messrs. Harmeyer, Kaufman, Skinner, Porter and Powers. The Audit Committee met four (4) times during 2001.

The Salary Committee is responsible for administering the Company's employee benefit plans; setting the compensation of officers; reviewing the criteria that forms the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Salary Committee is comprised of Messrs. Coburn, Kramer, Stevenson, Parker and Porter and Mrs. Lewis. The Salary Committee met four (4) times during 2001.

The Company's Nominating Committee is responsible for making recommendations to the Board of nominees to fill vacancies created by expiring terms of Directors and from time to time, making appointments to fill vacancies created prior to the expiration of a Director's term. The Committee met one (1) time in 2001. The Nominating Committee is comprised of Messrs. Coburn, Kaufman, Powers and Porter.

The Board of Directors of the Company meets monthly for its regular meetings and upon call for special meetings. During 2001, the Board of Directors of the Company met twelve (12) times. All Directors of the Company attended at least 75 percent of the Board and Committee Meetings that they were scheduled to attend during 2001.

Directors are paid a monthly retainer of $250 for serving on the Board, except for the Chairman of the Board who receives a retainer of $500 per month. In addition, the Directors receive $250 per board meeting attended and $150 for each committee meeting attended. Committee Chairs receive $200 for each committee meeting.

AUDIT COMMITTEE REPORT
The Audit Committee of DCB Financial Corp's Board of Directors is comprised of five directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards and operates under a written charter adopted by the Board of Directors. The Committee recommends to the Board of Directors the selection of the Company's independent accountants.

Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee the processes.



                                       5.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company's independent accountants also provided to the Committee the letter and written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Committee has considered whether the provision of non-audit services by the independent accountants to the Company and its subsidiaries is compatible with maintaining the independence of the independent accountants.

Based upon the Committee's discussion with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

Edward Powers, Chairman
Thomas T. Porter
Gary M. Skinner
Merrill L. Kaufman
Jerome J. Harmeyer

DCB Financial Corp.'s independent accountants billed the aggregate fees shown below for audit, financial information systems design and implementation and other services rendered to DCB Financial Corp. and its subsidiaries for the year 2001.

      Audit Fees                                                 $58,500

      Financial Information Systems Design and                   $     0
      Implementation Fees

      All Other Fees                                             $44,660


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
The following table provides certain summary information concerning compensation paid or accrued by the Company and/or its subsidiaries, to or on behalf of the Company's Chief Executive Officer and two of its other executive officers who earned more than $100,000 in salary and bonus for the fiscal year ended December 31, 2001. No other executive officer earned more than $100,000 in salary and bonus for the fiscal year ended December 31, 2001.



                                       6.

                 SUMMARY COMPENSATION TABLE ANNUAL COMPENSATION

                                          Annual Compensation       All Other
   Name and Principal Position       Year   Salary     Bonus     Compensation(A)

   Larry D. Coburn                   2001   $171,999   $55,265       $48,819
   President and Chief Executive
     Officer                         2000   $171,999   $46,235       $40,498
                                     1999   $159,999   $51,837       $33,488

   David G. Bernon                   2001   $101,879   $15,967       $31,924
   Senior Vice President,            2000   $101,879   $12,751       $28,829
   Lending and Branch Division       1999    $97,027   $12,577       $24,733

   Thomas R. Whitney                 2001    $98,898   $15,500       $22,618
   Vice President,                   2000    $98,898   $12,378       $17,897
   Trust Department                  1999    $94,640   $12,267       $14,619

(A) The amounts shown in this column for the most recent fiscal year were derived from the following figures: (1) contributions by the Company to the Company 401(k) plan: Mr. Coburn, $4,717.08; Mr. Bernon, $2,275.78; and Mr. Whitney, $3,606.25; and (2) Supplemental Executive Retirement Plan accrual: Mr. Coburn, $44,102; Mr. Bernon, $29,649; and Mr. Whitney, $19,012.


                              EMPLOYMENT CONTRACTS
The Company has employment contracts currently in place with Larry D. Coburn, President and CEO of the Company and its subsidiary, The Delaware County Bank and Trust Company (the "Bank"), Thomas R. Whitney, Vice President and Senior Trust Officer of the Bank, and David G. Bernon, Senior Vice President.

The contract with Mr. Coburn was initially entered into for the period from August 14, 1995, the effective date of his employment with the Bank, until December 31, 1995. The contract is renewed for successive one year terms after a performance evaluation upon the written consent of the Bank and Mr. Coburn. The contract provides for a base salary of $140,000, subject to the adjustment upward at the discretion of the Board of Directors. Fringe benefits are provided that are comparable to other executive employees except that Mr. Coburn is granted the use of an automobile unlike any other employee. The contract also provides for a severance payment in the event that the Bank terminates Mr. Coburn's employment for other than: (i) "Just Cause" (as defined in the contract) or (ii) Mr. Coburn reaching retirement age. In such a termination, the Bank is obligated under the contract to pay Mr. Coburn an amount equal to his monthly salary for up to 12 months or until he accepts other employment. In the event the Company is the subject of an acquisition to which Mr. Coburn does not consent, and his position with the Bank is changed significantly, Mr. Coburn may voluntarily terminate the contract and receive as severance an amount equal to the average annual salary he has received from the Bank for the past five years.

The contract with Mr. Whitney was initially entered into for the period from August 1, 1996 through December 31, 1996. The contract is renewed for successive one year terms upon the written consent of the Bank and Mr. Whitney. The contract provides for a base salary to be set by the Board's Salary Committee and the employee is entitled to participate in any bonus and other employee benefit plans. The contract also provides for a severance payment in the event that the Bank terminates Mr. Whitney's employment for other than: (i) "Just Cause" (as defined in the contract) or (ii) Mr. Whitney reaching retirement age. In such a termination,



                                       7.

the Bank is obligated under the contract to pay Mr. Whitney an amount equal to his monthly salary for up to 12 months or until he accepts other employment. In the event the Bank is the subject of an acquisition to which Mr. Whitney does not consent, and his position with the Bank is changed significantly, Mr. Whitney may voluntarily terminate the contract and receive as severance an amount equal to the average annual salary he has received from the Bank for the past five years.

The contract with Mr. Bernon was initially entered into for the period from June 1, 1999, through May 31, 2000. The contract is renewed for successive one year terms upon the written consent of the Bank and Mr. Bernon. The contract provides for a base salary to be set by the Board's Salary Committee and the employee is entitled to participate in any bonus and other employee benefit plans. The contract also provides for a severance payment in the event that the Bank terminates Mr. Bernon's employment for other than: (i) "Just Cause" (as defined in the contract) or (ii) Mr. Bernon reaching retirement age. In such a termination, the Bank is obligated under the contract to pay Mr. Bernon an amount equal to his monthly salary for up to 12 months or until he accepts other employment. In the event the Bank is the subject of an acquisition to which Mr. Bernon does not consent, and his position with the Bank is changed significantly, Mr. Bernon may voluntarily terminate the contract and receive as severance an amount equal to the average annual salary he has received from the Bank for the past five years.


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Effective January 1, 1998, the Company's wholly-owned subsidiary, The Delaware County Bank and Trust Company, adopted an unfunded, non-qualified supplemental executive retirement plan (the "Supplemental Retirement Plan"), due to limitations imposed by federal law on the amount of retirement income that may be paid through the Company's 401(k) Plan. Under the Supplemental Retirement Plan, only executive officers named in the Supplemental Retirement Plan or otherwise designated for participation in the Supplemental Retirement Plan by the Board of Directors are eligible to participate. As of the date of this proxy statement, each of Messrs. Coburn, Bernon, Whitney and one other executive officer participated in the Supplemental Retirement Plan.

Each participant in the Supplemental Retirement Plan is entitled to receive under the Supplemental Retirement Plan at age 62 or upon later retirement, an amount equal to 70% of the participant's total compensation from January 1, 1998 to age 62, less the participant's 401(k) plan benefits and social security benefits. Amounts to be paid under the Supplemental Retirement Plan will be paid monthly over an eighteen year period. Each participant's compensation for purposes of determining benefits under the Supplemental Retirement Plan will be his or her 1998 base salary, increased by 4.5% for each subsequent year of employment. The rate of annual appreciation on each participant's 401(k) plan assets, for purposes of determining the amount to subtract in determining Supplemental Retirement Plan benefits, is assumed to be 8%, and each participant's annual contribution to his or her 401(k) plan account is assumed to be 6% of eligible compensation. Because the final benefit to be paid a participant under the Supplemental Retirement Plan at retirement will vary based on the level of the Company's contributions to the 401(k) plan, with greater Company contributions to the 401(k) plan resulting in lesser Supplemental Retirement Plan benefits, it is not possible to estimate an executive officer's Supplemental Retirement Plan benefit at retirement.



                                       8.

Prorated benefits will be paid in accordance with the terms of the Supplemental Retirement Plan in the event of the death or disability of a participant or the acquisition or other change in control of the Company and subsequent termination of employment of the participant or other diminishment of a participant's compensation or responsibilities following a change in control of the Company. In such an event the proration will be based upon the ratio of the number of years of the participant's employment from January 1, 1998, to the date of the triggering event to the number of whole years from January 1, 1998, to the date the participant reaches age 62. Supplemental Retirement Plan benefits accrued during 2001 for Messrs. Coburn, Bernon and Whitney are as follows: Mr. Coburn, $44,102; Mr. Bernon, $29,649; and Mr. Whitney, $19,102.

      REPORT OF THE SALARY COMMITTEE OF DCB FINANCIAL CORP ON COMPENSATION
Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and, if applicable, the four other most highly compensated Executive Officers, whose compensation exceeded $100,000 during the Company's fiscal year. The disclosure includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting such officers. The Company is a financial holding company. The Salary Committee of the company has the responsibility of determining the compensation policy and practices with respect to all Executive Officers. At the direction of the Board of Directors, the Salary Committee of the Company has prepared the following report for inclusion in the Proxy Statement.

Compensation Policy. The report reflects the Company's compensation philosophy as endorsed by the Salary Committee. The Salary Committee makes the recommendation regarding the level of compensation for all Executive Officers including Mr. Coburn and Mr. Coburn has input into the compensation levels for all Executive Officers, except himself.

The executive compensation program of the Company has been designed to:
  - Support a pay-for-performance policy that rewards Executive Officers for corporate performance.
  - Motivate Executive Officers to achieve strategic business goals.
  - Provide compensation opportunities which are comparable to those offered by other peer group companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

The Salary Committee approved compensation increases for all Executive Officers of the Company, during 2001. Executive Officer salary increase determinations are based upon an evaluation of each executive's performance against goals set in the prior year.

The Bank maintains a cash bonus plan (the "Bonus Plan") which allocates a portion of the Bank's pre-tax income for the purpose of employee cash bonuses on an annual basis. The Bonus Plan is administered by the Salary Committee. The award of a bonus to any employee under the terms of the Bonus Plan is discretionary and is determined by the Board of Directors upon the recommendation of the Salary Committee.



                                       9.

The Salary Committee has determined that a significant portion of executive compensation should be payable in an annual bonus which shall be based principally upon the financial performance of the Company and that of the individual in attaining his or her established goals.

This Report of Compensation is submitted by the Salary Committee Members: Larry
D. Coburn, Terry M. Kramer, G. William Parker, Vicki J. Lewis and Thomas T. Porter.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Larry D. Coburn, the Company's President and Chief Executive Officer, served on the Salary Committee of the Company, which is responsible for compensation matters (see "Report of the Salary Committee" in this Proxy Statement).

Although Mr. Coburn served on the Salary Committee, he did not participate in any decisions regarding his own compensation as an Executive Officer. Each year, the Salary Committee recommends the amount of the bonus award for Mr. Coburn (pursuant to the Bonus Plan described above) and salary for the ensuing year. Mr. Coburn did not participate in discussions nor decision-making relative to his own compensation.

           PERFORMANCE GRAPH - FIVE YEAR SHAREHOLDER RETURN COMPARISON
We have set forth below a line-graph presentation comparing cumulative five year shareholder returns for the Company, the S&P 500 Market Index and the S&P Regional Bank Index. The chart below compares the value of $100 invested on December 31, 1996, in the stock of The Delaware County Bank and Trust Company, S&P 500 Market Index and the S&P Regional Bank Index. The performance reflected is that of the Company or its predecessor, the Bank.

The Delaware County Bank and Trust Company Common Stock performance was used through March 17, 1997 when the holding company, DCB Financial Corp, was formed. The performance of DCB Financial Corp then was used for the rest of 1997 through 2001.

                        1996      1997      1998      1999      2000      2001

  DCB Financial Corp.  $100.00   $148.44   $121.47   $101.19    $79.23   $101.39
  S&P 500 Index        $100.00   $133.36   $171.51   $207.62   $188.66   $166.25
  S&P Major Regional
    Bank Index         $100.00   $149.56   $164.00   $141.75   $179.48   $164.10


 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
RETURN AMONG THE COMPANY, S&P 500 INDEX AND
     S&P MAJOR REGIONAL BANK INDEX FOR
      FISCAL YEAR ENDING DECEMBER 31
                                                           [GRAPH]
Assumes the value of the investment in the
 Company's Common Stock and each index was
       $100 on December 31, 1996 and
    that all dividends were reinvested.



                                       10.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
There are no existing or proposed material transactions between the Company and any of the Company's executive officers, directors, nominees for director or the immediate family or associates of any of the foregoing persons, except as indicated below:

Mr. C. William Bonner, a Director of the Company, who is engaged in the real estate development business, purchased land and built three office complexes located at 6156 Highland Lakes Avenue, Westerville, Ohio, 10149 Brewster Lane, Powell, Ohio and 6820 Perimeter Loop Road, Dublin, Ohio. The Bank entered into a lease for these office complexes with initial terms of 20 years at a rent of $83,840, $71,000 and $94,200 per year, respectively. The Board of Directors approved the lease transactions, with Mr. Bonner abstaining from consideration of the matter. The Board believes that the rent to be paid to Mr. Bonner and the other terms and conditions of the lease transactions are comparable to those which would be available from an unrelated party.

Mr. Bonner is also a principal owner of Rennob, Inc. and Whittington, Inc.. The Delaware County Bank and Trust Company entered into contracts with Rennob, Inc. and Whittington, Inc. as Project Coordinator/General Contractor for the construction of the Bank's new corporate headquarters building at 110 Riverbend Avenue Lewis Center, Ohio, which was completed in 2001. The Bank paid Rennob, Inc. and Whittington, Inc. a total of $5,424,847 for their services in connection with the construction of the Bank's new headquarters building. The Board of Directors approved these contracts with Mr. Bonner abstaining from consideration of the matter. Management of DCB Financial Corp believes that the terms and conditions of these contracts are comparable to those which would be available from an unrelated party and that the payments made are at competitive rates.

Some of the directors of the Company, as well as the companies with which such directors are associated, are customers of, and have had banking transactions with the Bank in the ordinary course of the Bank's business and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of management of the Company and the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collect ability or present other unfavorable features.

The Bank expects to have in the future banking transactions in the ordinary course of its business with directors, officers and principal shareholders, and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others and which do not involve more than the normal risk of collectibility or present other unfavorable features.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company or written representations that no such forms were required, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its officers and Directors were complied with. The Company has no shareholders who are ten percent beneficial owners.



                                      11.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS
Crowe Chizek & Company LLP ("Crowe Chizek") has served the Company or its predecessor, the Bank, as its independent auditors since 1992. Selection of auditors for the current year will be made at the meeting of the Board of Directors of the Company scheduled for June 18, 2002. The Company anticipates that Crowe Chizek will be selected. Representatives of Crowe Chizek are expected to be present at the annual meeting of shareholders with the opportunity to make statements if they so desire and to be available to respond to appropriate questions raised at the meeting.


                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in 2003, the proposal must be received by the Secretary of the Company at the principal executive offices of the Company, 110 Riverbend Avenue, Lewis Center, Ohio 43035, prior to the close of business on December 16, 2002. On any other proposal raised by a shareholder for next year's annual meeting, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgement of the Board of Directors, unless notice of the proposal is received by the Company not later than February 28, 2003.

The Company's Code of Regulations establish advance notice procedures as to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors. In order to make a director nomination at a shareholder meeting it is necessary that you notify the Company in writing not less than 90 days in advance of the meeting. In addition, the notice must meet all other requirements contained in our Code of Regulations. Any shareholder who wishes to take such action should obtain a copy of our Code of Regulations and may do so by written request addressed to the Secretary of the Company at the principal executive offices of the Company.


                                  OTHER MATTERS
The Board of Directors of the Company is not aware of any other matters that may come before the meeting. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of printing and which may properly come before the meeting. A COPY OF THE COMPANY'S 2001 REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ON FORM 10-K, WILL BE AVAILABLE WITHOUT CHARGE TO SHAREHOLDERS ON REQUEST. Address all requests, in writing, for this document to Donald R. Blackburn, Vice President, The Delaware County Bank and Trust Company, 110 Riverbend Avenue, Lewis Center, Ohio 43035.

We also undertake to deliver promptly, upon written or oral request, a separate copy of this Proxy Statement or the Annual Report, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Requests for these documents should also be addressed to Donald R. Blackburn, Vice President, The Delaware County Bank and Trust Company, 110 Riverbend Avenue, Lewis Center, Ohio 43035, (740) 657-7010.


                        By Order of the Board of Directors of DCB Financial Corp



                        Larry D. Coburn, President



                                      12.

                                                           DCB FINANCIAL CORP
                                                          110 Riverbend Avenue
                                                        Lewis Center, Ohio 43035



                                      PROXY
The undersigned hereby appoints Merrill Kaufman, Edward Powers, Thomas Porter and Gary Skinner and each of them as a duly elected proxy committee, to vote, including the right to vote cumulatively if applicable, all shares of stock of DCB Financial Corp, an Ohio Corporation, which the undersigned is entitled to vote at the Annual Meeting to be held pursuant to the Notice of Meeting on May 22, 2002 and any adjournment thereof, in accordance with instructions indicated below:

I. VOTE FOR ( ) OR WITHHOLD VOTE FOR ( ) THE BOARD OF DIRECTOR NOMINEES LISTED BELOW AS A GROUP.

                                   CLASS III
                               TERM EXPIRES 2005
                               JEROME J. HARMEYER
                                 VICKI J. LEWIS
                              WILLIAM R. OBERFIELD
                                 ADAM STEVENSON


THE UNDERSIGNED HEREBY CONFERS AUTHORITY TO VOTE FOR ALL NOMINEES EXCEPT THE FOLLOWING


--------------------------------------------------------------------------------

II. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED FOR OTHER MATTERS WHICH PROPERLY ARISE AT THE MEETING.

Please refer to the Notice of Meeting and Proxy Statement enclosed for more detailed information concerning the Annual Meeting of Shareholders and information concerning the Bank's Management.

All former proxies are hereby revoked.

                                                Date:                    , 2002
--------------------------------------------          -------------------
Signature of Shareholder


--------------------------------------------
Signature of Shareholder (If Joint)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      IF YOU ARE UNABLE TO ATTEND THE MEETING, PLEASE SIGN AND RETURN PROXY
                         IN POST PAID ENVELOPE PROVIDED.